UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Kronos Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 So. El Camino Real, Suite 300 San Mateo, California 94402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 781-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 4, 2021, Kronos Bio, Inc. (the “Company”) announced, following receipt of minutes from the Company’s End-of-Phase 2 meeting with the U.S. Food and Drug Administration, that the Company will proceed with its plan to assess measurable residual disease (“MRD”) negative complete response (“CR”) as the primary endpoint in a registrational Phase 3 trial to support potential accelerated approval of entospletinib in patients newly diagnosed with NPM1-mutated acute myeloid leukemia. The Company plans to initiate the Phase 3 trial in mid-2021, with MRD negative CR data expected in the second half of 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer

Dated: March 4, 2021